UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	86-0062700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701
(Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
Former name, former address and former fiscal year, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On August 9, 2023, Tucson Electric Power Company (TEP) issued a press release related to approved new rates described in Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.
As previously disclosed, in June 2022, TEP filed a general rate case with the Arizona Corporation Commission (ACC). On August 8, 2023, the ACC approved new rates that will take effect on September 1, 2023.
Provisions of the rate case decision include, but are not limited to:
•a non-fuel retail revenue increase of $100 million over test year non-fuel retail revenues;
•a 6.93% return on original cost rate base of $3.6 billion, which includes a return on equity of 9.55% and an average cost of debt of 3.82%;
• a capital structure for rate making purposes of approximately 54% common equity and 46% long-term debt; and
•approval to recover costs of changes in generation resources, including the addition of Oso Grande in rates.
In addition, the ACC did not approve the proposed System Reliability Benefit adjustor and will not require a second phase of the rate case to consider updates to TEP's Purchased Power and Fuel Adjustment Clause plan of administration.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	TEP press release dated August 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: August 9, 2023	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)